Exhibit 99.3

Consent of VesselsValue.com

We hereby consent to references in the registration statement on Form F-4 of Scorpio Tankers Inc., as the same may be amended (the “Registration Statement”) to our appraisals and to our company under the caption “Opinion of PJT Partners” and in Appendix D to the joint proxy statement/prospectus contained in the Registration Statement. Consent is subject to the inclusion of the reference date(s) of the data and attribution to VesselsValue.com in any version. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

VESSELSVALUE.COM

By:	/s/ Georgina Gavin
Name:	Georgina Gavin
Title:	Chief Commercial Officer

Dated:	31st May 2017